UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                                 March 24, 1998
                Date of Report (Date of earliest event reported)

                              CENIT BANCORP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     0-20378                  54-1592546
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                           Identification Number)

     225 West Olney Road                                            23510
     Norfolk, Virginia                                           (Zip Code)
(Address of principal executive office)

     Registrant's telephone number, including area code:   (757) 446-6600

Item 5 - Other Events

     On March 24, 1998, the Registrant issued a news release announcing a three-for-one stock split, quarterly dividend payment and other information. The press release is attached as EXHIBIT 99.1.

Item 7 - Financial statements and exhibits.

     The exhibit listed in the Exhibit Index is filed herewith as part of this Current Report on Form 8-K.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CENIT BANCORP, INC.



DATE:  March 26, 1998                     /S/ Michael S. Ives
                                          Michael S. Ives
                                          President and Chief Executive Officer



DATE:  March 26, 1998                     /S/ John O. Guthrie
                                          John O. Guthrie
                                          Senior Vice President and
                                          Chief Financial Officer


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EXHIBIT INDEX


EXHIBIT             DESCRIPTION OF EXHIBIT                    PAGE
-------             ----------------------                    ----

 99.1          News Release dated March 24, 1998                3

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

EXHIBIT 99.1


NEWS RELEASE

CENIT Bancorp, Inc.
225 West Olney Road
Norfolk, Virginia 23510-1586
(757) 446-6600



March 24, 1998

Contact:  Michael S. Ives
          President and CEO
          (757) 446-6600


              CENIT BANCORP ANNOUNCES THREE-FOR-ONE STOCK SPLIT AND
                           QUARTERLY DIVIDEND PAYMENT

     (Norfolk, Virginia) - CENIT Bancorp, Inc (NASDAQ: CNIT) today announced a three-for-one split of the Company's common stock for stockholders of record at the close of business on April 8, 1998, payable on or about April 24, 1998. CENIT also declared a quarterly cash dividend of $.10 per share, adjusted for the three-for-one stock split, payable on or about May 18, 1998 to stockholders of record at the close of business on May 8, 1998. The effect of the stock split will be to give each stockholder two additional shares for each share already owned by the stockholder.

     "We are extremely pleased and gratified with an almost 600 percent increase in the value of our stock since our initial public offering in 1992," said Michael S. Ives, CENIT's president and chief executive officer. "In 1997 alone, our stock price increased 92 percent. The three-for- one split will have the effect of making our stock more affordable to a broader spectrum of investors," added Ives. The Company had 1,659,107 shares of common stock outstanding on February 27, 1998.

     The closing price of CENIT's stock was $76.50 per share on Monday, March 23. CENIT earlier reported record earnings for 1997 of $6.25 million, or $3.76 per diluted share, before various expenses related to its proxy contest in early 1997.

     CENIT Bancorp, Inc. is the holding company for CENIT Bank and CENIT Bank, Virginia Beach (formerly Princess Anne Bank). With assets over $700 million, the Company is the largest bank or thrift institution headquartered in the Norfolk-Virginia Beach-Newport News, Virginia Metropolitan Statistical Area, the nation's 27th largest and fourth largest MSA in the southeast.

     Through its twenty banking offices, including three Super Kmart banking centers and twenty-one automated teller machines, the Company provides a wide range of banking and financial services in the Hampton Roads, Virginia market. CENIT Bank has banking offices in Virginia Beach, Norfolk, Portsmouth, Chesapeake, Hampton, Newport News and York County, Virginia.

     The Annual Meeting of Stockholders of CENIT Bancorp, Inc. will be held Wednesday, May 20, 1998 at 5:00 p.m. in the theater of the Chrysler Museum of Art, 245 West Olney Road, Norfolk, Virginia. All stockholders are invited to attend.

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